Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-111310) pertaining to the Employees’ Stock Option Plans of Elron Electronic Industries Ltd. of our report dated March 14, 2006, with respect to the consolidated financial statements of Elron Electronic Industries Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2005.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
June 26, 2006	A Member of Ernst & Young Global